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                                                                    Exhibit 99.1


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                                      PROXY

                            THE KEITH COMPANIES, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR A
         SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [________], 2005

         The undersigned hereby appoints Aram H. Keith and Gary C. Campanaro, and each of them, as the proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of any class of The Keith Companies, Inc. (the "Company") held of record by the undersigned as of [_________], 2005, at the Special Meeting of Shareholders of the Company to be held at 19 Technology Drive, Irvine, California, on [_________], 2005 at 10:30 a.m. local time (the "Special Meeting") in the manner shown on this form as to the following matters and in their discretion on any other business or matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof, including an adjournment for the purpose of soliciting additional proxies.

         The undersigned hereby revokes any other proxy to vote at the Special Meeting, and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION AND ITS TERMS. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION OF THE COMPANY.

                      PLEASE SIGN AND DATE ON REVERSE SIDE


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                             DETACH PROXY CARD HERE
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

1. Proposal to approve the Agreement and               If you wish to vote in accordance with the
Plan of Merger and Reorganization dated as             recommendations of the Board of Directors of
of April 14, 2005, by and among the Company,           the Company, all you need to do is sign and
Stantec Inc. and Stantec Consulting                    return this card. The proxies cannot vote
California Inc., and its terms.                        your shares unless you sign and return the
                                                       card.

    [ ] FOR [ ] AGAINST [ ] ABSTAIN

-------------------------------------------            Please sign exactly as name appears hereon.
                                                       Joint owners should each sign. Where
                                                       applicable, indicate position or
                                                       representative capacity.


                                                       DATE:                                   , 2005
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               ADDRESS LABEL

                                                       X
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                                                                        Signature


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                                                                        Signature

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